UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2019

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2019, the Board of Directors of P.A.M. Transportation Services, Inc. (the “Company”) approved and the Company, through its principal operating subsidiary, P.A.M. Transport, Inc., entered into an employment agreement with its Chief Financial Officer, Allen W. West (the “Employment Agreement”). Pursuant to the Employment Agreement, which is effective as of January 1, 2019, Mr. West will continue to serve as an executive officer of the Company and will be paid an annual salary of $335,140. Mr. West’s performance will be reviewed annually for changes in base compensation and bonus.

Pursuant to the Employment Agreement, the Company may terminate Mr. West’s employment at any time with or without cause. If the employment of Mr. West is terminated by the Company without “just cause” (as defined in the Employment Agreement), then Mr. West will be entitled to receive his base salary for a period of six months following such termination provided that Mr. West signs a separation agreement with the Company. The Employment Agreement also provides Mr. West the right to terminate his employment with the Company upon three months prior written notice to the Company. However, the Company has the right to terminate Mr. West’s employment immediately upon receipt of such notice. In the event of such termination, Mr. West is entitled to receive his base salary only for the three-month period following the Company’s receipt of his notice of termination. Mr. West’s employment with the Company will be terminated upon Mr. West’s death and may be terminated by the Company upon Mr. West’s disability. If terminated due to disability, Mr. West’s compensation will continue for a period of three months after the date of disability, and any earned but unpaid bonus will be paid in the normal course of business.

Under the Employment Agreement, Mr. West is subject to a covenant not to compete with the Company and certain affiliated companies under common ownership with the Company for a period of six months following the termination of Mr. West’s employment with the Company. If Mr. West is terminated by the Company without “just cause” (as defined in the Employment Agreement), this covenant not to compete may be extended by the Board to up to one year. If the Board extends the covenant not to compete to one year, the Board must extend Mr. West’s base salary payments for the same period. Mr. West is also subject to covenants with respect to the confidentiality of the Company’s proprietary information and non-solicitation of employees.

This description of the terms of the Company’s employment of Mr. West does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Allen W. West and P.A.M. Transport, Inc., dated March 7, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: March 11, 2019	By:	/s/ Daniel H. Cushman
Daniel H. Cushman President and Chief Executive Officer